UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2018

GENERAL CANNABIS CORP

 (Exact Name of Registrant as Specified in Charter)

Colorado	000-54457	20-8096131
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6565 E. Evans Avenue Denver, Colorado	80224
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 759-1300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[_]

Written communications pursuant to Rule 425 under the Securities Act

[_]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[_]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[_]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01

Entry into a Material Definitive Agreement

On April 20, 2018, General Cannabis Corp (the “Company”) and certain accredited investors (each, a “Purchaser” and, collectively, the “Purchasers”) consummated the initial closing under a promissory note and warrant purchase agreement (the “Purchase Agreement”) and a security agreement (the “Security Agreement”) dated as of April 20, 2018. The total amount of securities issued and sold by the Company pursuant to the Purchase Agreement was $7.5 million of senior secured promissory notes (collectively, the “Notes”) and warrants to purchase an aggregate of 6.0 million shares of common stock of the Company (the “Warrants”). The Notes bear interest at 8.5% per annum and are secured by the Company’s assets pursuant to the terms of the Security Agreement. The Warrants have an exercise price of $2.35 per share and a term of two years. If the shares underlying the Warrants are not registered for resale on a registration statement within six months, the Company will issue an additional warrant to each Purchaser at the same exercise price for one-half of the shares covered by the initial Warrant.

The foregoing description of the Purchase Agreement, the Notes, the Warrants and the Security Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the Purchase Agreement, the form of the Secured Promissory Note, the form of the Security Agreement and the form of the Warrant, which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03

Creation of a Direct Financial Obligation

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02

Unregistered Sales of Equity Securities

The information set forth in Items 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 5.07

Submission of Matters to a Vote of Security Holders

At the annual meeting of the shareholders of the Company held on April 20, 2018, the Company’s shareholders voted on six proposals and cast their votes as described below.  The proposals are set forth in the Company’s definitive proxy statement for the annual meeting filed with the Securities and Exchange Commission on March 15, 2018.

Proposal 1.     The Company’s shareholders elected five (5) nominees to the board of directors, each to hold office for a one-year term and until the 2019 annual meeting or his successor is duly elected and qualified:

Name	For	Withheld	Broker Non-Votes
Peter Boockvar	13,108,638	611,511	17,995,699
Michael Feinsod	13,108,587	611,562	17,995,699
Robert Frichtel	13,108,927	611,222	17,995,699
Mark Green	13,491,916	228,233	17,995,699
Duncan Levin	13,492,019	228,130	17,995,699

Proposal 2.     The Company’s shareholders approved of an increase to the number of shares authorized under the Company’s 2014 Equity Incentive Plan, by 5,000,000 shares, to 15,000,000 shares:

For	Against	Abstain	Broker Non-Votes
11,882,364	1,304,576	533,209	17,995,699

Proposal 3.     The Company’s shareholders approved, on an advisory basis, the Company’s executive officer compensation:

For	Against	Abstain	Broker Non-Votes
11,960,237	1,123,017	636,895	17,995,699

Proposal 4.     The Company’s shareholders approved, on an advisory basis, having an advisory vote each year on the Company’s executive officer compensative:

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
8,992,692	4,040,495	303,198	383,764	17,995,699

In light of the foregoing shareholder vote, the Company has determined to conduct a stockholder vote every year on the compensation of the Company’s executive officers until the next required vote on the frequency at which shareholders shall vote on the compensation of the Company’s executive officers.

Proposal 5.     The Company’s shareholders ratified the appointment of Hall & Company, Certified Public Accountants & Consultants, Inc., as the independent registered public accounting firm of the Company for the year ending December 31, 2018:

For	Against	Abstain	Broker Non-Votes
29,755,401	378,570	1,581,877	0

Proposal 6.  The Company’s shareholders approved an adjournment of the annual meeting, if necessary or appropriate, to solicit additional proxies in favor of the foregoing proposals:

For	Against	Abstain	Broker Non-Votes
12,489,707	825,728	404,714	17,995,699

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Form of Purchase Agreement between General Cannabis Corp and certain investors.
10.2	Form of Secured Promissory Note issued by General Cannabis Corp to certain investors.
10.3	Form of Security Agreement by and between General Cannabis Corp and certain investors.
10.4	Form of Warrant issued by General Cannabis Corp to certain investors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 26, 2018

GENERAL CANNABIS CORP

By:	/s/ Robert L. Frichtel
Name:	Robert L. Frichtel
Title:	Chief Executive Officer

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